SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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Filed by a Party other than the Registrant [   ]

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[   ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to Section 240.14a-12

THE STANDARD REGISTER COMPANY

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Standard Register®

GDC Draft 9-3-13

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED [______], 2013

P.O. Box 1167 • Dayton, OH 45401

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

OF THE STANDARD REGISTER COMPANY

To All Shareholders:

On August 1, 2013, The Standard Register Company (“we”, “Standard Register” or the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with WorkflowOne LLC (“WorkflowOne”) and WFSR Holdings, LLC (formerly known as Workflow Holdings, LLC) (“Workflow Holdings”). Pursuant to the Purchase Agreement, we acquired from Workflow Holdings 100% of the membership interests of WorkflowOne in exchange for an aggregate purchase price of $1.00. As a result, WorkflowOne is now a wholly owned subsidiary of Standard Register.

In connection with our acquisition of WorkflowOne, we entered into an Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”), with Workflow Holdings, Silver Point Capital, L.P., Silver Point Finance, LLC and certain lenders under the existing credit facilities of WorkflowOne. Pursuant to the Amendment and Restatement Agreement, we assumed certain of WorkflowOne’s outstanding debt and issued to the lenders under WorkflowOne’s existing second lien credit agreement (collectively, as listed on Schedule B to the Amendment and Restatement Agreement, the “Minority Shareholders”) warrants (the “Warrants”) to acquire up to 2,645,952 in the aggregate of shares of our common stock, par value $1.00 per share (“Common Stock”) at the initial exercise price of $0.00001 per share.

As a company listed on the New York Stock Exchange (the “NYSE”), we are subject to Section 312.03(c) of the NYSE Listed Company Manual, which requires shareholder approval prior to any issuance or sale of common stock, or securities convertible into or exercisable for common stock, in an amount that equals or exceeds 20% of the common stock or voting power outstanding prior to the issuance. If exercised, the Warrants would result in the Minority Shareholders, in the aggregate, owning 32.297% of the outstanding Common Stock and 20.484% of the total voting power of Standard Register, based on the capitalization of the Company as of August 31, 2013. We are therefore seeking our shareholders’ approval for the issuance of up to 2,645,952 shares of our Common Stock upon exercise of the Warrants (the “Stock Issuance”). The Warrants may not be exercised until the Stock Issuance is approved.

Pursuant to a Shareholders Agreement (the “Shareholders Agreement”) among the Company, Silver Point Capital, L.P., certain of our shareholders and the Minority Shareholders, we are required to increase the number of directors from seven to nine and to appoint up to two directors designated by the Minority Shareholders if the Minority Shareholders meet certain shareholding requirements. We agreed in the Amendment and Restatement Agreement to seek our shareholders’ approval for an amendment to the Company’s code of regulations in order to amend our code of regulations to authorize our board of directors to change the number of directors and fill any director’s office created by an increase in the number of directors (the “Board Authorization Amendment”). Upon approval of the Board Authorization Amendment, the board of directors will increase the number of directors from seven to nine and will appoint up to two directors designated by the Minority Shareholders to fill the new offices pursuant to the Shareholders Agreement. As described in the accompanying proxy statement under the heading “Proposals—Proposal 2: the Board Amendment Proposal”, the Minority Shareholders have designated Anthony DiNello as one of the two directors to be appointed and may designate another director in the future. The Warrants may not be exercised until the Board Authorization Amendment is approved.

In addition, we are subject to Section 1701.831 of the Ohio Revised Code (the “Ohio Control Share Acquisition Statute”). The Ohio Control Share Acquisition Statute would prohibit the Minority Shareholders from acquiring the shares of Common Stock that would entitle the Second Lenders to directly or indirectly control one-fifth or more but less than one-third of the voting power of Standard Register in the election of its directors, unless either (i) the articles of incorporation or code of regulations of the Company provides otherwise or (ii) the Company and Minority Shareholders comply with the statute’s shareholder voting requirements and procedural obligations. Because the Ohio Control Share Acquisition Statute allows us to exempt ourselves from its application through an amendment to our code of regulations, we agreed in the Amendment and Restatement Agreement to seek our shareholders’ approval for such an amendment to the Company’s code of regulations to opt out of the Ohio Control Share Acquisition Statute (the “Opt-Out Amendment”). The Warrants may not be exercised until the Opt-Out Amendment is approved.

In connection with the Amendment and Restatement Agreement, we entered into a Voting Agreement (the “Voting Agreement”), with Silver Point Capital, L.P. and each of the shareholders of Standard Register listed on Schedule A thereto (collectively, the “Trust Shareholders”). Under the Voting Agreement, the Trust Shareholders agreed to vote their shares in favor of each of the proposals described in the accompanying proxy statement. A copy of the Voting Agreement is attached as Exhibit A to the proxy statement. The Trust Shareholders own shares of our Common Stock and class A stock (“Class A Stock”) that together represent sufficient voting power to approve each of these proposals. As a result, the approval of each proposal by the required shareholders is assured.

If our shareholders do not approve each of the proposals by the earlier of May 27, 2014, or the date of certain material breaches of the Voting Agreement or the Amendment and Restatement Agreement, then an additional principal amount of $25,000,000 of second lien indebtedness will be issued by the Company to the Minority Shareholders, in their capacity as second lien lenders.

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Standard Register (the “Special Meeting”), will be held at 600 Albany Street, Dayton, Ohio 45417, on [—], [—], 2013, at 11:00 a.m. Eastern Time for the purpose of considering, and voting on, whether to (i) authorize,  the issuance of up to 2,645,952 shares of our Common Stock upon exercise of the Warrants in compliance with Section 312.03 of the NYSE Listed Company Manual, (ii) amend our code of regulations to authorize the board of directors to change the number of directors and fill any director’s office created by an increase in the number of directors, (iii) amend our code of regulations to opt out of Section 1701.831 of the Ohio Revised Code and (iv) approve the adjournment of the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve each of the foregoing proposals.

OUR BOARD OF DIRECTORS, BY THE UNANIMOUS VOTE OF ALL DIRECTORS, APPROVED EACH OF THE PROPOSALS AND RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” EACH OF THE PROPOSALS.

The board of directors has fixed the close of business on [—], 2013, as the record date for determining the shareholders of Standard Register entitled to vote at the Special Meeting.

Only holders of record of our Common Stock or Class A Stock at the close of business on the record date will be entitled to vote at the Special Meeting and any adjournments or postponements of the Special Meeting. Authorization of the Stock Issuance at the Special Meeting requires the affirmative vote of a majority of votes cast on the proposal at the Special Meeting in person or by proxy. Authorization of the Board Authorization Amendment and the Opt-Out Amendment requires the affirmative vote of shares representing the majority of the voting power of the Company.

Please read the accompanying proxy statement for information about the matters to be voted upon. Your vote is important. Whether or not you plan to attend the meeting in person, we urge you to submit your proxy as soon as possible via the Internet, by telephone or by mail.

By order of the board of directors,

Gerard D. Sowar
Executive Vice President, General Counsel
& Secretary

Dayton, Ohio

[—], 2013

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE YOUR SHARES BY INTERNET, BY TELEPHONE OR BY COMPLETING AND SUBMITTING THE ENCLOSED PROXY CARD.

THE STANDARD REGISTER COMPANY

PROXY STATEMENT

FOR

SPECIAL MEETING

OF

SHAREHOLDERS

PRINCIPAL EXECUTIVE OFFICES:

600 Albany Street

Dayton, Ohio 45417

(937) 221-1000

Our board of directors is soliciting proxies to be voted at the Company’s Special Meeting of shareholders scheduled to be held on [—], 2013, at [—] a.m. Eastern Time, at 600 Albany Street, Dayton, Ohio 45417, and any adjournments or postponements of the Special Meeting, for the purposes set forth in the attached Notice of Special Meeting of Shareholders. The notice, this proxy statement and the form of proxy enclosed are first being sent to shareholders on or about [—], 2013. Our shareholders are invited to attend the Special Meeting and are requested to vote on the proposals described in this proxy statement. In this proxy statement, we refer to The Standard Register Company as the “Company”, “Standard Register”, “we”, “our” or “us” and our board of directors as the “Board of Directors” or the “Board”.

PURPOSE OF THE SPECIAL MEETING:

On August 1, 2013, pursuant to the Purchase Agreement and the Amendment and Restatement Agreement, we acquired from Workflow Holdings 100% of the membership interests of WorkflowOne in exchange for an aggregate purchase price of $1.00 and assumed certain outstanding debt of WorkflowOne. Pursuant to the Amendment and Restatement Agreement, we issued the Warrants to the Minority Shareholders and entered into the Shareholders Agreement. Under the Shareholders Agreement, we agreed to appoint to the Board up to two directors designated by the Minority Shareholders if the Minority Shareholders meet certain shareholding requirements. In connection with the exercise of the Warrants and our obligations under the Shareholders Agreement, we are required under the Amendment and Restatement Agreement to seek shareholder approval for the proposals described below.  For more information about the Purchase Agreement, the Amendment and Restatement Agreement and related transactions, please see the Company’s Current Report on Form 8-K, filed on August 2, 2013.

The purpose of the Special Meeting is to consider and vote on whether to: (i) authorize the issuance of up to 2,645,952 shares of our Common Stock upon exercise of the Warrants in compliance with Section 312.03 of the NYSE Listed Company Manual, (ii) amend our code of regulations to authorize the Board of Directors to change the number of directors and fill any director’s office created by an increase in the number of directors, (iii) amend our code of regulations to opt out of Section 1701.831 of the Ohio Revised Code and (iv) approve the adjournment of the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve each of the foregoing proposals.

VOTING YOUR SHARES

Shareholders can vote by proxy in one of three ways:

•

By Internet – You can vote by Internet at www.proxyvote.com and following the instructions contained on the website.

•

By Telephone – You can vote by telephone by calling 1-800-690-6903 and following the instructions in the proxy card.

•

By Mail – You can vote by mail by filling out the enclosed proxy card and return it per the instructions in the proxy card.

All shareholder votes, properly cast in person or by proxy and not revoked, will be counted in voting on the proposals at the Special Meeting or any adjournment of the Special Meeting. Your proxy will be voted in accordance with your instructions. If you do not specify in your proxy how you wish your shares to be voted, they will be voted as recommended by the Board of Directors. Your proxy also includes the authority for the persons serving as proxies to use their best judgment to vote on any other matters that may be properly presented at the Special Meeting, including, among other things, a motion to adjourn the meeting to a future date and time.

You may revoke your proxy at any time before its exercise in two ways: (1) by timely delivery to us of a later-dated proxy, or (2) by notifying us of your revocation of proxy either in writing or in person at the Special Meeting. Your presence at the meeting will not, by itself, serve to revoke your proxy.

QUESTIONS AND ANSWERS

Q:

Why am I receiving these materials? What am I voting on?

A:

We are providing these proxy materials to you in connection with a Special Meeting of shareholders of The Standard Register Company, scheduled to be held on [—], 2013. At the Special Meeting, holders of shares of our Common Stock and Class A Stock will be asked to consider and vote on the following four proposals:

•

A proposal to authorize the issuance of up to 2,645,952 shares of our Common Stock upon exercise of the Warrants, in compliance with Section 312.03 of the NYSE Listed Company Manual (the “Stock Issuance Proposal”).

•

A proposal to amend our code of regulations to authorize the Board of Directors to change the number of directors and fill any director’s office created by an increase in the number of directors (the “Board Amendment Proposal”).

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A proposal to amend our code of regulations to opt out of Section 1701.831 of the Ohio Revised Code (the “Opt-Out Amendment Proposal”).

•

A proposal to approve the adjournment of the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve each of the foregoing proposals (the “Adjournment Proposal”).

Q:

How does Standard Register’s Board of Directors recommend that I vote on these proposals?

A:

The Board of Directors, by the unanimous vote of all directors, approved each of the proposals, and recommends that Standard Register’s shareholders vote “FOR” each of the proposals.

Q:

Why is the Company seeking approval of these proposals?

A:

The Company’s Common Stock is listed on the NYSE and as a result the Company is subject to certain NYSE listing rules and regulations. Section 312.03(c) of the NYSE Listed Company Manual requires shareholder approval prior to any issuance or sale of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions, if the common stock issued or issuable equals or exceeds 20% of the number of shares of common stock or of the voting power outstanding prior to the issuance. Because of this restriction, the Warrants provide that the Minority Shareholders may not exercise their right to acquire shares of Common Stock under the Warrants until the shareholders approve the Stock Issuance Proposal.

Pursuant to the Shareholders Agreement, we are required to appoint two directors designated by the Minority Shareholders if the Minority Shareholders meet certain shareholding requirements. We are seeking approval of the Board Amendment Proposal to satisfy this requirement. Upon approval of the Board Amendment Proposal, the Board of Directors will increase the number of directors from seven to nine and will appoint up to two directors designated by the Minority Shareholders to fill the new offices pursuant to the Shareholders Agreement. Also, the Warrants provide that the Minority Shareholders may not exercise their right to acquire shares of Common Stock under the Warrants until our shareholders approve the Board Amendment Proposal.

Section 1701.831 of the Ohio Revised Code would prohibit the Minority Shareholders from acquiring the shares of Common Stock that would entitle the Second Lenders to directly or indirectly control one-fifth or more but less than one-third of the voting power of Standard Register in the election of its directors, unless either (i) the articles of incorporation or code of regulations of the Company provides otherwise or (ii) the Company and Minority Shareholders comply with the statute’s shareholder voting requirements and procedural obligations. Therefore, the Warrants provide that the Minority Shareholders may not exercise their right to acquire shares of Common Stock under the Warrants until our shareholders approve the Opt-Out Amendment Proposal.

In addition, we are required under the Amendment and Restatement Agreement to seek the approval of our shareholders for each of the Stock Issuance Proposal, the Board Amendment Proposal and the Opt-Out Amendment Proposal.

You are also being asked to approve the Adjournment Proposal to facilitate our obtaining approval for each of the other proposals.

Q:

What will happen if our shareholders do not approve the proposals?

A:

If our shareholders do not approve the Stock Issuance Proposal, the Board Amendment Proposal and the Opt-Out Amendment Proposal by the earlier of May 27, 2014, or the date of certain material breaches of the Voting Agreement or the Amendment and Restatement Agreement, then the Minority Shareholders will not be able to exercise their right under the Warrants to acquire additional shares of Common Stock, and the Company will be required to issue $25,000,000 of additional second lien indebtedness to the Minority Shareholders, in their capacity as second lien lenders.

Although the Minority Shareholders would not be able to exercise their right under the Warrants to acquire additional shares of Common Stock if the shareholders do not approve these proposals, the Minority Shareholders would still have certain rights, including:

•

The right to receive certain dividends and distributions paid on our Common Stock (including cash and non-Common Stock dividends and distributions).

•

The right to receive their pro rata portion of the cash consideration paid to the shareholders in any all-cash merger, sale or similar transaction.

•

The right to designate of up to two nominees for election at each annual meeting of shareholders or any special meeting of shareholders at which the Board is to be elected so long as the Minority Shareholders meet certain shareholding requirements, and the right to require the Company to use commercially reasonable efforts to cause each such designee to be nominated as a director by the Governance and Nominating Committee and the Board.

•

 The right to participate in any transaction approved by the Board.

•

The right to participate in certain “Change of Control Transactions” (as defined in the Shareholders Agreement and described in further detail below under the heading “Additional Background—The Shareholders Agreement”), including third party tender or exchange offers for 50.1% or more of the shares of Common Stock and Class A Stock and mergers, business combinations or similar transactions entered into or announced by the Company so long as the conditions to such transactions have been or will be satisfied prior to the participation of the Minority Shareholders in such transactions.

•

The right to include their Warrants on the same per share consideration and terms in any transaction by the Trust Shareholders to transfer shares of Common Stock or Class A Stock which would result in a “Change of Control Transaction”.

•

The right of first negotiation to purchase up to their pro rata portion of certain equity issuances by the Company.

Q.

If I vote against the proposals but the proposals are approved anyway, will I have any appraisal rights?

A.

No. Under the Ohio Revised Code, the Company’s shareholders are not entitled to appraisal rights with respect to the Stock Issuance Proposal, the Board Amendment Proposal, the Opt-Out Amendment Proposal or the Adjournment Proposal, and we will not independently provide shareholders with any such right.

Q.

Will the issuance of Common Stock to the Minority Shareholders pursuant to the approval of the proposals be dilutive to existing holders of the Company’s Common Stock and Class A Stock?

A.

If each of the Stock Issuance Proposal, the Board Amendment Proposal and Opt-Out Amendment Proposal are approved, then the issuance of Common Stock to the Minority Shareholders upon such approvals will be dilutive to existing shareholders. By the terms of the Warrants, approval of these proposals will allow the Minority Shareholders to exercise the Warrants and acquire up to 2,645,952 shares of our Common Stock. Based on the capitalization of the Company as of August 31, 2013, all of the Minority Shareholders exercising their right under the Warrants to acquire additional shares of Common Stock would result in the Minority Shareholders owning 32.297% of our outstanding Common Stock and controlling 20.484% of the voting power of the Company after giving effect to the acquisition of such shares of Common Stock. After the issuance of these additional shares, our existing shareholders would own approximately 71% of our outstanding Common Stock and Class A Stock and control approximately 80% of the voting power of the Company.

Q:

How many shares are eligible to be voted at the Special Meeting?

A:

As of the record date of [—], 2013, there were [—] shares of our Common Stock outstanding and [—] shares of Class A Stock outstanding. Each outstanding share of our Common Stock will entitle its holder to one vote on each matter to be voted on at the Special Meeting. Each outstanding share of Class A Stock will entitle its holder to five votes on each matter to be voted on at the Special Meeting. As of the record date, there are also [—] performance restricted shares of our Common Stock outstanding that have been granted to certain employees under our equity incentive plans that are not yet earned and therefore do not have the right to vote.

Q:

Who is entitled to vote at the Special Meeting?

A:

Only shareholders of record of our Common Stock and Class A Stock at the close of business on the record date will be entitled to vote at the Special Meeting.

Q:

What quorum is required to hold the Special Meeting?

A:

A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the Special Meeting. In order for us to transact business or for the shareholders to approve the Stock Issuance Proposal, the Board Amendment Proposal or the Opt-Out Amendment Proposal at the Special Meeting, the holders of shares entitled to cast a majority of the votes which may be cast at the Special Meeting must be present, either in person or by proxy. Shareholders choosing to abstain from voting and broker “non-votes” will be treated as present and entitled to vote for purposes of determining whether a quorum is present at the Special Meeting.

Q:

What vote is required to approve each of the proposals?

A:

Approval of the Stock Issuance Proposal requires the affirmative vote of a majority of votes cast on the proposal at the Special Meeting in person or by proxy. Accordingly, a broker non-vote will not affect whether the proposal is approved. Pursuant to NYSE rules, an abstention will be counted as a vote cast at the Special Meeting for purposes of the Stock Issuance Proposal and will have the same effect as a vote against the proposal.

Approval of the Board Amendment Proposal and the Opt-Out Amendment Proposal will require, in each case, the affirmative vote of the record holders of shares representing a majority of the voting power of Standard Register. Accordingly, a broker non-vote or an abstention will have the same effect as a vote against the proposals.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the voting power represented at the Special Meeting in person or by proxy. Accordingly, a broker non-vote will not affect whether the proposal is approved. An abstention will be counted as present at the Special Meeting for purposes of the Adjournment Proposal and will have the same effect as a vote against the proposal.

Pursuant to the Voting Agreement, the Trust Shareholders have agreed to vote their shares in favor of the Stock Issuance Proposal, the Board Amendment Proposal, the Opt-Out Amendment Proposal and the Adjournment Proposal. Pursuant to the Voting Agreement, the Trust Shareholders have appointed the Company as their proxy and attorney-in-fact to vote their shares in favor of the Stock Issuance Proposal, the Board Amendment Proposal, the Opt-Out Amendment Proposal and the Adjournment Proposal. In its capacity as proxy for the Trust Shareholders, the Company intends to vote in favor of each of these proposals. As a result, as described below, the approval of each proposal is assured.

Q.

How will the Company’s significant shareholders vote their shares at the special meeting?

A.

Pursuant to the Voting Agreement, the Trust Shareholders controlling the right to vote approximately 67% of the total voting power of the Company have agreed to cause all of their shares of Common Stock and Class A Stock entitled to vote at any meeting of the Company’s shareholders to be present at the Special Meeting and to vote all such shares in favor of the Stock Issuance Proposal, the Board Amendment Proposal, the Opt-Out Amendment Proposal and the Adjournment Proposal. Pursuant to the Voting Agreement, the Trust Shareholders have appointed the Company as their proxy and attorney-in-fact to vote their shares in favor of the Stock Issuance Proposal, the Board Amendment Proposal, the Opt-Out Amendment Proposal and the Adjournment Proposal. In its capacity as proxy for the Trust Shareholders, the Company intends to vote in favor of each of these proposals. As a result, the approval of each proposal is assured. An affirmative vote of the shares of Common Stock and Class A Stock that are governed by the Voting Agreement would be sufficient to approve each of these proposals. The Company does not know how any other shareholders intend to vote their shares at the Special Meeting.

Q:

How may I cast my vote?

A:

Shares Held in Your Name. If you hold shares as a record holder, you may vote your shares in one of the following ways: (i) in person at the Special Meeting; (ii) by completing, signing and returning your proxy card to us in the enclosed postage-paid envelope; (iii) by voting electronically using a touch-tone telephone 1-800-690-6903; or (iv) by using the Internet to vote your shares at www.proxyvote.com. If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. If you choose to use the Internet or telephone to vote, you must do so by 11:59 p.m. Eastern Time, the day before our Special Meeting takes place.

Shares Held Through a Broker. If you hold shares in “street name” through a broker or other nominee, follow the voting instructions you receive from your broker. If you want to vote in person at the Special Meeting, you must obtain a legal proxy from your broker and present it at the Special Meeting. If you do not submit voting instructions, your shares will not be counted in determining the outcome of the vote on that matter.

Shares Held in Employee Plans. If you hold shares in, or have been awarded stock units under, certain employee plans, you will receive directions on how to submit your voting instructions.

Q:

How may I revoke or change my vote?

A:

If you are the record owner of your shares, you can revoke your proxy at any time before your shares are voted by (i) delivering a written revocation notice prior to [—], 2013 to our Corporate Secretary at our corporate headquarters; (ii) submitting a later proxy that we receive no later than the conclusion of voting at the Special Meeting; or (iii) voting in person at the Special Meeting. Attending the Special Meeting does not revoke your previously submitted proxy unless you vote in person at the meeting.

Q:

Who can attend the Special Meeting?

A:

Only record or beneficial owners of our Common Stock and the Class A Stock as of the record date or their proxies, may attend the Special Meeting in person. When you arrive at the Special Meeting you must present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of their ownership of Standard Register Common Stock or Class A Stock, such as a recent brokerage account or bank statement.

Q:

What happens if the Special Meeting is postponed or adjourned?

A:

Your proxy will still be effective and may be voted at the rescheduled meeting. You will still be able to change or revoke your proxy until it is voted.

Q.

What will happen if the Special Meeting is adjourned?

A.

If the special meeting is adjourned in order to solicit additional proxies, we would intend to reconvene the Special Meeting as soon as reasonably practical, and in any event within 60 days of the record date. Pursuant to our code of regulations, shareholder meetings must be held no more than 60 days following the record date.

Q:

Who should I contact if I have questions or need assistance voting my shares?

A:

Please contact our proxy solicitors:

Broadridge Financial Solutions, Inc.

2 Journal Square, 7th Floor

Jersey City, NJ 07306

855-7935073

PROPOSALS

PROPOSAL 1:  The Stock Issuance Proposal

As discussed above, pursuant to the Amendment and Restatement Agreement, the Company has issued to the Minority Shareholders Warrants to purchase 2,645,952 shares of our Common Stock. In order to issue that number of shares upon exercise of the Warrants, which based on the capitalization of the Company as of August 31, 2013, amounts to a 28.96% equity interest in the Company on a fully diluted basis, we are required to seek shareholder approval for the issuance. Because our Common Stock is listed on the NYSE, we are subject to certain NYSE listing rules and regulations. Section 312.03(c) of the NYSE Listed Company Manual requires shareholder approval prior to any issuance or sale of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions, if the common stock issued or issuable equals or exceeds 20% of the number of shares of common stock or of the voting power outstanding prior to the issuance of such common stock or convertible securities.

In compliance with the NYSE rules, the Warrants may not be exercised for shares of our Common Stock without the approval of our shareholders. Because the Warrants are not exercisable for our Common Stock prior to obtaining this shareholder approval, such approval was not required for the issuance of the Warrants. However, if the Minority Shareholders were able to exercise all of the Warrants, they would be able to acquire up to 2,645,952 shares of our Common Stock. Based on the capitalization of the Company as of August 31, 2013, the shares acquired by exercise of the Warrants would represent 20.484% of the voting power of the Company.

Therefore, we are seeking shareholder approval for the issuance of these shares of our Common Stock to the Minority Shareholders upon the exercise of the Warrants.

Furthermore, we agreed in the Amendment and Restatement Agreement to seek shareholder approval to allow the issuance of shares of our Common Stock to the Minority Shareholders upon the exercise of the Warrants, in compliance with the NYSE rules described above. If the Stock Issuance Proposal is not approved, then the Minority Shareholders will not have any right under the Warrants to acquire shares of our Common Stock, but the Minority Shareholders will still have certain rights described in further detail above under the heading “Questions and Answers—What will happen if our shareholders do not approve the proposals?”  If the Stock Issuance Proposal is not subsequently approved by the shareholders, under the terms of the Amendment and Restatement Agreement we will be required to issue $25,000,000 of additional second lien indebtedness to the Minority Shareholders, in their capacity as second lien lenders. We are therefore also seeking approval of the Stock Issuance Proposal to satisfy our obligations under the Amendment and Restatement Agreement and avoid the issuance of the additional second lien indebtedness.

Vote Required. Approval of the issuance of shares of our Common Stock upon the exercise of the Warrants will require the affirmative vote of a majority of votes cast on the proposal at the Special Meeting in person or by proxy. Pursuant to the Voting Agreement, the Trust Shareholders have agreed to vote their shares in favor of the Stock Issuance Proposal. Pursuant to the Voting Agreement, the Trust Shareholders have appointed the Company as their proxy and attorney-in-fact to vote their shares in favor of the Stock Issuance Proposal. In its capacity as proxy for the Trust Shareholders, the Company intends to vote in favor of the Stock Issuance Proposal. As a result, the approval of the Stock Issuance Proposal is assured.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1 APPROVING THE ISSUANCE OF SHARES OF THE COMPANY’S COMMON STOCK TO THE MINORITY SHAREHOLDERS UPON THE EXERCISE OF THE WARRANTS.

PROPOSAL 2:  The Board Amendment Proposal

Under Article Three of the current code of regulations of the Company, the shareholders of the Company are responsible for fixing the number of directors by resolution and for electing directors at annual or special meetings. At the annual meeting of our shareholders on April 25, 2013, the shareholders fixed the number of directors at seven and duly elected the seven incumbent directors. The Board has adopted a resolution, subject to shareholder approval, approving and declaring the advisability of an amendment to Article Three of our code of regulations to authorize the Board of Directors to change the number of directors and fill any director’s office created by an increase in the number of directors. Paragraph 1 of Exhibit B shows the text of the proposed amendment to our code of regulations. If approved, the proposed amendment will become effective immediately after the Special Meeting.

Pursuant to the Shareholders Agreement, we are required to appoint up to two directors designated by the Minority Shareholders if the Minority Shareholders meet certain shareholding requirements. If the Board Amendment Proposal is approved, the Shareholders Agreement provides that, within one business day of receiving such approval, the Board of Directors will increase the number of directors from seven to nine and appoint Anthony DiNello as a director, who was designated by Silver Point Capital, L.P. on behalf of the Minority Shareholders. If the Board Amendment Proposal is approved, the Minority Shareholders will have the right under the Shareholders Agreement to designate another person to be appointed by the Board as a director, subject to the shareholding requirements referenced above. All directors on the Board, including any directors designated on behalf of the Minority Shareholders pursuant to the Shareholders Agreement, will stand for election at the next annual meeting of the shareholders of the Company.  Under the Shareholders Agreement, we are required to take all commercially reasonable actions necessary to cause any directors so designated on behalf of the Minority Shareholders to be elected at the next annual meeting.

Information concerning Anthony DiNello follows:

Name	Age

Anthony DiNello	31

Mr. DiNello joined Silver Point Capital, L.P. in January 2006, where he serves as an investment professional. Mr. DiNello currently serves as a director of Granite Broadcasting, Inc., and Nautic Global Group, Inc., and is a member of the Supervisory Board of Novasep Holdings, S.A.S. Prior to joining Silver Point, Mr. DiNello worked in the Global Industrials & Services Group of Credit Suisse First Boston from July 2003 to December 2005. Mr. DiNello received a Bachelor’s Degree in Business Administration from the University of Michigan Business School, with emphases in finance and accounting.

Information relating to the Board’s nominating process and consideration of Anthony DiNello and any future designee of the Minority Shareholders can be found below under the heading “Corporate Governance”.

We agreed in the Amendment and Restatement Agreement to seek shareholder approval of the Board Amendment Proposal. If the Board Amendment Proposal is not subsequently approved by the shareholders, under the terms of the Amendment and Restatement Agreement, we will be required to issue $25,000,000 of additional second lien indebtedness to the Minority Shareholders, in their capacity as second lien lenders. We are therefore seeking approval of the Board Amendment Proposal to satisfy our obligations under the Amendment and Restatement Agreement and avoid the issuance of the additional second lien indebtedness.

Additionally, the exercise of the Warrants by the Minority Shareholders is conditioned on obtaining shareholder approval of the Board Amendment Proposal. If the Board Amendment Proposal is not approved, then the Minority Shareholders will not have any right under the Warrants to acquire shares of our Common Stock, but the Minority Shareholders will still have certain rights described in further detail above under the heading “Questions and Answers—What will happen if our shareholders do not approve the proposals?”

Shareholders can find information regarding our existing directors, officers, their compensation and related information in our Proxy Statement on Schedule 14A dated March 21, 2013. Such information is incorporated by reference herein.

Vote Required. Approval of this amendment to our code of regulations will require the affirmative vote of the record holders of shares representing a majority of the voting power of Standard Register. Pursuant to the Voting Agreement, the Trust Shareholders have agreed to vote their shares in favor of the Board Amendment Proposal. Pursuant to the Voting Agreement, the Trust Shareholders have appointed the Company as their proxy and attorney-in-fact to vote their shares in favor of the Board Amendment Proposal. In its capacity as proxy for the Trust Shareholders, the Company intends to vote in favor of the Board Amendment Proposal. As a result, the approval of the Board Amendment Proposal is assured.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2 AUTHORIZING THE BOARD OF DIRECTORS TO CHANGE THE NUMBER OF DIRECTORS AND FILL ANY DIRECTOR’S OFFICE CREATED BY AN INCREASE IN THE NUMBER OF DIRECTORS BY AMENDING ARTICLE THREE OF THE COMPANY’S CODE OF REGULATIONS.

PROPOSAL 3:  The Opt-Out Amendment Proposal

The Ohio Control Share Acquisition Statute generally prohibits transactions in which a person obtains one-fifth or more but less than one-third of all the voting power of a corporation, one-third or more but less than a majority of all the voting power of a corporation, or a majority or more of all the voting power of a corporation, unless the shareholders approve the transaction at a special meeting, at which a quorum is present, by both the affirmative vote of a majority of the voting power of the corporation represented at the meeting and by the affirmative vote of a majority of the voting power of the corporation represented at the meeting excluding the voting power of interested shares. The Ohio Control Share Acquisition Statute imposes various procedural and timing requirements on the corporation and the acquiring person, including the delivering of an acquiring person statement, and requirements regarding calling and noticing of a shareholders meeting within certain timeframes. However, a corporation can provide in its articles of incorporation or code of regulations that Section 1701.831 does not apply to control share acquisitions of its shares.

While the exercise of the Warrants is expressly conditioned on obtaining shareholder approval of the Opt-Out Amendment Proposal, as described above, if the Minority Shareholders were able to exercise all of the Warrants, they would be able to acquire up to 2,645,952 shares of our Common Stock. Based on the capitalization of the Company as of August 31, 2013, the shares acquired by exercise of the Warrants would represent 20.484% of the voting power of the Company. Therefore, the Ohio Control Share Acquisition Statute would currently prohibit the acquisition of these shares pursuant to the exercise of the Warrants, unless the Company and the Minority Shareholders complied with all of the requirements and procedures provided in the Ohio Control Share Acquisition Statute, as the Company has not opted out of the application of the statute.

We agreed in the Amendment and Restatement Agreement to seek shareholder approval of the Opt-Out Amendment Proposal. If the Opt-Out Amendment Proposal is not approved, then the Minority Shareholders will not have any right under the Warrants to acquire shares of our Common Stock, but the Minority Shareholders will still have certain rights described in further detail above under the heading “Questions and Answers—What will happen if our shareholders do not approve the proposals?”  If the Opt-Out Amendment Proposal is not subsequently approved by the shareholders, we will be required to issue $25,000,000 of additional second lien indebtedness to the Minority Shareholders, in their capacity as second lien lenders. We are therefore seeking approval of the Opt-Out Amendment Proposal to satisfy our obligations under the Amendment and Restatement Agreement and avoid the issuance of the additional second lien indebtedness.

In order to comply with the Amendment and Restatement Agreement and exempt the Company and the Minority Shareholders from the voting, procedural and timing requirements of complying with the Ohio Control Share Acquisition Statute, the Board has adopted a resolution, subject to shareholder approval, approving and declaring the advisability of an amendment to Article VI of our code of regulations that would add a new Section 4 to explicitly opt out of the Ohio Control Share Acquisition Statute. The amended code of regulations will affirmatively state that the Ohio Control Share Acquisition Statute does not apply to us.

Paragraph 2 of Exhibit B shows the text of the proposed amendment to our code of regulations. If approved, the proposed amendment will become effective immediately after the Special Meeting.

Vote Required. Approval of this amendment to our code of regulations will require the affirmative vote of the record holders of shares representing a majority of the voting power of Standard Register. Pursuant to the Voting Agreement, the Trust Shareholders have agreed to vote their shares in favor of the Opt-Out Amendment Proposal. Pursuant to the Voting Agreement, the Trust Shareholders have appointed the Company as their proxy and attorney-in-fact to vote their shares in favor of the Opt-Out Amendment Proposal. In its capacity as proxy for the Trust Shareholders, the Company intends to vote in favor of the Opt-Out Amendment Proposal. As a result, the approval of the Opt-Out Amendment Proposal is assured.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3 TO OPT OUT OF THE OHIO CONTROL SHARE ACQUISITION STATUTE BY AMENDING OUR CODE OF REGULATIONS.

PROPOSAL 4:  The Adjournment Proposal

The proposals above should be approved at the Special Meeting by the requisite vote of shareholders in light of the terms of the Voting Agreement, as described above. Nevertheless, you are also being asked to approve the adjournment of the Special Meeting in order to solicit additional proxies if Standard Register determines there are insufficient proxies at the Special Meeting to approve each of the foregoing proposals.

Vote Required. Approval of the Adjournment Proposal will require the affirmative vote of a majority of the voting power represented at the Special Meeting in person or by proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 4 TO ADJOURN THE SPECIAL MEETING IF THERE ARE INSUFFICIENT PROXIES TO APPROVE THE FOREGOING PROPOSALS.

NO APPRAISAL RIGHTS

Under the Ohio Revised Code, none of the transactions described in this proxy statement or the proposals being submitted to shareholder vote at the Special Meeting will give rise to appraisal rights for dissenting shareholders. Furthermore, we will not independently provide dissenting shareholders with any appraisal rights.

CORPORATE GOVERNANCE

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee met four times in 2012 and three times in 2013. All current members of the Committee attended at least 75% of the Committee meetings held in 2012 and all Committee meetings in 2013 during the period for which they served on the Committee. The Committee is chaired by John Q. Sherman, II. Other Committee members are Roy W. Begley, Jr., Julie D. Klapstein and R. Eric McCarthey. All members of the Committee are independent.

The Board has adopted a Charter for this Committee. It is reviewed annually and updated as appropriate. It is available on the Company’s website, www.standardregister.com, by clicking on “Investor Relations”, then “Corporate Governance” under “SR Overview” and following the link to “Board Charters”.

The Corporate Governance and Nominating Committee assists the Board in defining board roles and developing processes to optimize board functioning. It also studies and recommends adoption by the Board of Directors of corporate governance processes intended to comply with applicable legal, regulatory, and listing standard requirements. In addition, the Committee oversees the Company’s succession planning process and director nomination process. The Committee provides leadership to the Board of Directors and other committees in performing annual self-assessments. These self-assessments give the Board and Committees insight into how they are performing their roles in the corporate governance process. The Corporate Governance and Nominating Committee conducted an assessment of its own performance as part of this process.

Director Nominating Process

The Corporate Governance and Nominating Committee and the Board, in performing their director-nomination function, identify director candidates from a range of sources. Historically, these have included recommendations from current directors and major shareholders. Director candidates are generally evaluated by reference to criteria such as integrity, candor, judgment, skills and experience with respect to the industry in which the Company operates, leadership, strategic understanding, and independence. These factors are considered in the context of the current composition of the Board. A candidate is evaluated against these criteria regardless of the source of the recommendation. There are no “minimum requirements” as such, although integrity and judgment are considered absolute requirements. Rather, the Board examines all capabilities, skills, and experience in evaluating director candidates. The Committee does not have an express policy with regard to consideration of diversity in identifying director nominees. However, the Committee does consider issues of diversity in evaluating director candidates and the Board and the Committee believe it is important that the Board members represent diverse skills, personal and professional experience and viewpoints.

As described above, pursuant to the Shareholders Agreement, the Minority Shareholders have designated Anthony DiNello as a nominee to serve as a director and may designate another nominee in the future. Pursuant to the Shareholders Agreement, Mr. DiNello and any other such designee are required to comply in all respects with the Company’s corporate governance guidelines. The Corporate Governance and Nominating Committee interviewed Mr. DiNello and has reviewed and approved his nomination using the same evaluation criteria described above. The Corporate Governance and Nominating Committee will undertake the same process with respect to any future designee.  Additionally, pursuant to the Shareholders Agreement, for as long as the Minority Shareholders meet certain share ownership thresholds, they will continue to have the right to designate potential nominees for election as directors at each annual meeting of shareholders or at any special meeting of shareholders at which the Board is to be elected. The Company is required pursuant to the Shareholders Agreement to use commercially reasonable efforts to cause such designees to be nominated as directors by the Corporate Governance and Nominating Committee and the Board.

The policy of the Committee and Board is to consider recommendations for director candidates from any interested party, especially shareholders. Shareholders and other interested persons who wish to recommend a director candidate should submit the recommendation in writing addressed to The Standard Register Company Corporate Governance and Nominating Committee, in care of the Corporate Secretary, The Standard Register Company, 600 Albany Street, Dayton, Ohio 45417. The communication should state the name of the candidate, his or her qualifications, and contact information for the shareholder or interested party, and the candidate. Such candidates will be evaluated using the same criteria as candidates proposed from other sources. There have been no material changes to the process by which shareholders and interested parties may recommend nominees to the Board.

All seven of the nominees elected at the 2013 Annual Meeting of Shareholders were previously elected as directors by the shareholders and are expected to continue to serve on the Board until the next annual meeting at which directors are elected.

Contact Information and Corporate Governance Document Availability

The Board and its committees have established processes for shareholders and interested parties to contact the Presiding Director, Audit Committee, and Board. Director John Q. Sherman, II, has been selected to preside at the meetings of non-management directors of the Board of Directors to be held in 2013. The non-management members met two times in 2012 and [one] time in 2013.

Shareholders and interested parties may communicate with Mr. Sherman and with the Audit Committee through the Company’s website, www.standardregister.com, by clicking on “Investor Relations”, then “Presiding Director” under “Contacts”. Communications for the Board, the Presiding Director and the Audit Committee may also be sent to the Corporate Secretary, The Standard Register Company, 600 Albany Street, Dayton, Ohio 45417. All communications to the Board, the Presiding Director, and the Audit Committee will be forwarded by the Corporate Secretary to the appropriate director(s).

The Charters of all Board committees, the Corporate Governance Guidelines, the Code of Ethics, and the Independence Criteria, may be accessed on the Company’s website, www.standardregister.com by clicking on “Investor Relations”, then “Corporate Governance” under “SR Overview”. Printed copies of these documents are available on request by contacting the Corporate Secretary’s office at the address noted above.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Owners of More than 5% of the Common and Class A Stock of Standard Register

This table gives information regarding all of the persons known by us to own, in their name or beneficially, 5% or more of the outstanding Class A Stock and Common Stock of Standard Register as of August 31, 2013. As of August 31, 2013, the outstanding number of shares of Common Stock was 5,546,511 shares and the outstanding number of shares of Class A Stock was 944,996.

Name and Address of Beneficial Owners	Class	Number of Shares	Number of votes	Percent of Class	Percent of Combined Voting Power

Roy W. Begley, Jr. and James L. Sherman, Trustees (1)	Class A	503,370	2,516,850	53.27%	35.82%
600 Albany Street Dayton, Ohio 45408	Common	1,162,098	1,162,098	20.95%

James L. Sherman (2)	Class A	83,895	419,475	8.88%	6.17%
600 Albany Street Dayton, Ohio 45408	Common	214,536	214,536	3.87%

Patricia L. Begley (2)	Class A	83,895	419,475	8.88%	5.97%
600 Albany Street Dayton, Ohio 45408	Common	193,683	193,683	3.49%

The Fifth Third Bank,	Class A	216,278	1,081,390	22.89%	15.58%
Trustee (3)	Common	519,062	519,062	9.36%
Cincinnati, Ohio 45202
The Fifth Third Bank,	Class A	214,324	1,071,620	22.68%	15.44%
Trustee (4)	Common	514,382	514,382	9.27%
Cincinnati, Ohio 45202

(1)

John Q. Sherman, deceased, a founder of Standard Register, set up a trust in his will for the benefit of his family. The trustees of that trust are Roy W. Begley, Jr. and James L. Sherman. The trust holds voting securities, including the shares of Class A Stock and Common Stock of Standard Register listed in this table, in separate, equal trusts for John Q. Sherman’s two[i] surviving children and for the heirs of his deceased children. Each child or heir is a life beneficiary of his or her respective trust. The trustees share voting and investment power for the securities in the trusts. The will of John Q. Sherman requires the trustees to give each beneficiary who is a child of John Q. Sherman, upon his or her request, a proxy allowing the beneficiary to vote the shares held in his or her respective trust.

(2)

Each of these individuals is a child of John Q. Sherman, deceased. None of them owns in his or her own name more than 5% of the outstanding voting securities of Standard Register; however, each has the right, upon his or her request, to vote the shares of Standard Register Common Stock or Class A Stock held in his or her respective trust created under the will of John Q. Sherman, deceased.

(3)

William C. Sherman, deceased, also a founder of Standard Register, set up a trust in his will which provides for the payment of net income for life to Helen Margaret Hook Clarke, his niece. The trustee, The Fifth Third Bank, has the sole voting and investment power for the voting securities in this trust.

(4)

William C. Sherman, during his lifetime, created a trust agreement dated December 29, 1939, which provides for the payment of net income for life to Helen Margaret Hook Clarke and the children of John Q. Sherman. The Fifth Third Bank has the sole voting and investment power for the voting securities in this trust.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Each director and executive officer listed below and all directors and executive officers as a group own, in their own name or beneficially, Class A Stock and Common Stock of Standard Register on August 31, 2013, as follows:

				Percent of
		Number	Percent	Combined
Beneficial Owners	Class	of Shares	of Class	Voting Power

Roy W. Begley, Jr.(1)(2)(3) Director	Common	11,059	0.199%	0.108%
F. David Clarke, III (2)(4) Chairman of the Board	Common Class A	15,457 1,019	0.279% 0.108%	0.200%
Robert M. Ginnan (2) Vice President, Treasurer & Chief Financial Officer	Common	76,922	1.376%	0.748%
Julie D. Klapstein Director	Common	3,835	0.069%	0.037%
William P. Lee (2) President, Business Solutions Business Unit	Common	18,005	0.325%	0.176%
R. Eric McCarthey Director	Common	25,686	0.463%	0.250%
Joseph P. Morgan, Jr.(2) Director and President & Chief Executive Officer	Common	279,647	4.909%	2.715%
John J. Schiff, Jr.(2) Director	Common	46,222	0.833%	0.450%
John Q. Sherman, II (2) Director	Common	12,237	0.221%	0.119%
Executive officers and directors as a group (14 persons) (2)	Common Class A	653,161 1,019	11.237%0.108%	6.357% 0.050%

(1)

Margaret Begley, the wife of Roy W. Begley, Jr., owns 28 shares of common stock, as to which Mr. Begley disclaims beneficial ownership. Mrs. Begley is also the trustee of 120 shares of Common Stock for the benefit of their children, Lauren A. Begley and Kathleen A. Begley, as to which Mr. Begley disclaims beneficial ownership.

(2)

Includes the following options to purchase Standard Register Common Stock exercisable within the next 60 days: Robert M. Ginnan – 41,772 shares, William P. Lee – 500 shares, Joseph P. Morgan Jr – 150,006 shares; and all executive officers and directors as a group -- 266,191 shares. Does not include non-voting performance restricted stock in the following amounts:  Robert M. Ginnan – 32,038 shares, William P. Lee – 18,307 shares, Joseph P. Morgan Jr. – 120,163 shares, and all executive officers and directors as a group- 262,643 shares.

(3)

Roy W. Begley, Jr. (along with James L. Sherman) is trustee under the Will of John Q. Sherman. The trustees have the power to vote shares held in the separate trusts in the event that the beneficiaries of the trusts eligible to vote the shares in their trust do not desire to exercise that right. The John Q. Sherman Trusts own 503,370 shares of Class A Stock and 1,162,098 shares of Common Stock which in the aggregate represents 35.82% of the outstanding votes of the Company as of August 31, 2013. The trustees share the investment power with respect to Class A Stock and Common Stock held by the trusts. The beneficiaries of the trusts do not have the investment power with respect to the securities in these trusts.

(4)

F. David Clarke, III, and his wife, Loretta M. Clarke, own as joint tenants 1,355 shares of Standard Register Common Stock, which is accounted for in the total noted. In addition, F. David Clarke, III is a shareholder of and Chairman of the Board of Directors of Clarke-Hook Corporation which owns 7,000 shares of Standard Register Common Stock. Mr. Clarke disclaims beneficial ownership of any shares owned by his parents, siblings and Clarke-Hook Corporation.

ADDITIONAL BACKGROUND

The following is a summary of the material terms and provisions of the Warrants, the Voting Agreement, the Shareholders Agreement and the Registration Rights Agreement among the Company, the Trust Shareholders and the Minority Shareholders. This proxy statement also contains descriptions of certain provisions of the Amendment and Restatement Agreement and the other agreements we entered into in connection with the acquisition of WorkflowOne. While we believe these descriptions cover the terms and provisions insofar as they relate to the proposals to be considered at the Special Meeting, we encourage you to read the Amendment and Restatement Agreement, the form of Warrant, the Shareholders Agreement and the Registration Rights Agreement, which were included as Exhibits 10.1, 4.1, 10.5 and 10.6, respectively, to the Current Report on Form 8-K filed by the Company on August 2, 2013. We also encourage you read the Voting Agreement, which is included as Exhibit A to this proxy statement.

The Warrants

As described above, on August 1, 2013, pursuant to the Amendment and Restatement Agreement, the Company issued the Warrants to the Minority Shareholders. Upon their exercise, the Warrants are exercisable for 2,645,952 shares of our Common Stock. The Warrants are exercisable beginning on first business day after the date of obtaining the shareholders’ approval of the Stock Issuance Proposal, Board Amendment Proposal and the Opt-Out Amendment Proposal, and ending on the date that is three months after the date of obtaining such approval. The per share exercise price of each Warrant is $0.00001. Each Warrant may be exercised, either by payment of the exercise price or on a cashless basis, only after the receipt of the shareholders’ approval. The Warrants may only be exercised in whole; partial exercise is not permitted. The exercise rate of the Warrants is subject to customary anti-dilution adjustments.

The Voting Agreement

Under the Voting Agreement, the Trust Shareholders agreed to vote in favor of the Stock Issuance Proposal, the Board Amendment Proposal, the Opt-Out Amendment Proposal and the Adjournment Proposal. Prior to obtaining shareholder approval for the first three proposals described in the preceding sentence or the fourth meeting of the shareholders of the Company held after August 1, 2013, the Voting Agreement provides that the Trust Shareholders will refrain from transferring their shares of our Common Stock or Class A Stock, unless the transferee agrees to be bound by the Voting Agreement, or taking certain other actions inconsistent with obtaining the shareholder approvals described above. The Trust Shareholders exercise sufficient voting power to approve each of the proposals at the Special Meeting and, as a result, the approval of the proposals is assured.

The Shareholders Agreement

As described above, on August 1, 2013, in connection with the transactions contemplated by the Amendment and Restatement Agreement, the Company entered into the Shareholders Agreement.

Under the Shareholders Agreement, the Minority Shareholders are entitled to nominate two directors to the Board so long as the Minority Shareholders own at least 66% of the shares of Common Stock issuable upon exercise of the Warrants. If the Minority Shareholders own less than 66% but 33% or more of the total Warrants and/or the shares of Common Stock issuable upon exercise of the Warrants, or own more than 10% of the outstanding equity securities of the Company, the Minority Shareholders will be entitled to nominate one director to the Board. In each case, the Trust Shareholders have agreed to vote in favor of the director designees nominated by the Minority Shareholders.

On August 1, 2013, Anthony DiNello, a director designee of the Minority Shareholders, was appointed as a non-voting observer to the Board. Upon the approval of the Board Amendment Proposal by the shareholders, the Board will cause Anthony DiNello and, if so designated, one other director designee of the Minority Shareholders to be appointed to the Board.

Under the Shareholders Agreement, the Minority Shareholders are prohibited from (i) acquiring additional equity securities of the Company, except for acquisitions that would result in the Minority Shareholders owning in the aggregate less than 40% of the outstanding equity securities of the Company, (ii) entering into any merger or other transaction involving the Company that would involve the sale of substantially all of the Company’s assets or the transfer of the majority voting power or the ability to elect a majority of the Board, which is defined in the Shareholders Agreement as a “Change of Control Transaction”, (iii) calling a special meeting of the our shareholders or participating in the solicitation of proxies, (iv) entering into a voting trust or voting agreement (other than the Voting Agreement) or (v) seeking the removal of directors or other changes to the composition of the Board, in each case except in accordance with the Shareholders Agreement.

The Minority Shareholders are also prohibited from transferring the Warrants or the shares of Common Stock issuable upon exercise of the Warrants to (i) any material competitor, as determined by the Board, (ii) any transferee that as a result would own more than 20% of the Company’s equity securities or (iii) any transferee that as a result would own 10% or more of the Company’s equity securities, unless such transferee agrees to be bound by the standstill provisions of the Shareholders Agreement described in the preceding paragraph. In the event that the Trust Shareholders seek to transfer any shares of the Common Stock or the Class A Stock pursuant to a “Change of Control Transaction”, the Minority Shareholders will be entitled to include the Warrants or shares of Common Stock issuable upon exercise of the Warrants in such transaction at the same per-share price and on the same terms as the Trust Shareholders.

The Shareholders Agreement also prohibits the Company from amending its articles of incorporation or code of regulations in a way that would materially and adversely affect the Minority Shareholders or from engaging in certain transactions with affiliates outside of the ordinary course of business, except in each case with the prior written consent of the Minority Shareholders.

The Registration Rights Agreement

On August 1, 2013, in connection with the transactions contemplated by the Amendment and Restatement Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Trust Shareholders, the Minority Shareholders and Silver Point Capital, L.P. The Registration Rights Agreement provides that the Minority Shareholders and the Trust Shareholders are entitled to certain registration rights in respect of the shares of our Common Stock issuable upon exercise of the Warrants. Under the terms of the Registration Rights Agreement, the Trust Shareholders and the Minority Shareholders are entitled to (i) four demand registrations apiece, in each case limited to one demand registration in any six-month period and provided that such demand must include either (a) at least 10% of the Common Stock, (b) a number of shares having an aggregate market value of at least $15,000,000 or (c) 75% of the shares of Common Stock issuable upon exercise of the Warrants held by the Minority Shareholders at the time of the demand, and (ii) unlimited piggyback registration rights with respect to primary public issuances of the Common Stock. A copy of the Registration Rights Agreement can be found attached to our Current Report on Form 8-K filed on August 2, 2013 as Exhibit 10.6.

OTHER MATTERS

Solicitation Expenses

The Company will pay the expenses for the preparation of the proxy materials and the solicitation of your proxy. We have hired Broadridge Financial Solutions, Inc. to solicit your proxy, and they will do so by telephone, mail or other means of communication. We have agreed to pay [—] a fee of $[—] and have agreed to reimburse their expenses.  We will also reimburse brokers and other nominees for costs incurred in mailing proxy materials.

Shareholder Proposals for 2014 Annual Meeting

Any proposal of a shareholder intended for inclusion in our proxy statement and proxy for the 2014 annual meeting of shareholders must be received by our Secretary at The Standard Register Company, 600 Albany Street, Dayton, Ohio 45417, on or before November 21, 2013. The 2014 annual meeting of shareholders will be held on April 24, 2014. The form of proxy we distribute for the 2014 annual meeting of shareholders may include discretionary authority to vote on any matter which is presented to the shareholders at the 2014 annual meeting (other than by management) if we do not receive notice of that matter at 600 Albany Street, Dayton, Ohio 45417, prior to February 4, 2014.

Shareholders Sharing an Address

Consistent with notices sent to record shareholders sharing a single address, we are sending only one proxy statement to that address unless we received contrary instructions from any shareholder at that address. This “householding” practice reduces our printing and postage costs. Shareholders may request or discontinue householding, or may request a separate copy of the annual report or proxy statement as follows:

Record shareholders wishing to discontinue or begin householding, or any record shareholder residing at a householded address wanting to request delivery of a copy of the annual report or proxy statement, should contact our transfer agent, Broadridge Corporate Issuer Solutions, Inc., at (215) 553-5400 (U.S.), [—] (outside the U.S.) or www.[—], or may write to them c/o [—] at 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.

Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder. Any householded shareholder may request prompt delivery of a copy of the annual report or proxy statement by contacting Standard Register’s Investor Relations at 937-221-1825.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Shareholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Shareholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC as specified below will update and supersede that information. We incorporate by reference the following filings:

The Company’s Proxy Statement on Schedule 14A, filed on March 21, 2013.

The Company’s Annual Report on Form 10-K, filed March 8, 2013.

The Company’s Quarterly Report on Form 10-Q, filed on May 5, 2013.

The Company’s Quarterly Report on Form 10-Q, filed on August 9, 2013.

The Company’s Current Report on Form 8-K, filed on April 30, 2013.

The Company’s Current Report on Form 8-K, filed on May 9, 2013.

The Company’s Current Report on Form 8-K, filed on August 2, 2013.

This proxy statement incorporates important business and financial information about The Standard Register Company from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement through our website, www.standardregister.com, and from the SEC at its website, www.sec.gov, or by contacting Standard Register’s Investor Relations by phone at 937-221-1825 or by mail at Standard Register, P.O. Box 1167, Dayton, Ohio 45401.

BY ORDER OF THE BOARD OF DIRECTORS

Gerard D. Sowar
Executive Vice President, General Counsel
& Secretary
Dayton, Ohio

EXHIBIT A

FORM OF

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of August 1, 2013, by and among The Standard Register Company, an Ohio corporation (“Company”), Silver Point Capital, L.P., as the Lenders’ Representative (in such capacity, the “Lenders’ Representative”) and each  shareholder of the Company named on the signature pages hereto (each individually a “Shareholder” and, collectively, the “Shareholders”).

A.

Immediately prior to the execution of this Agreement, the Company, Holdings and WorkflowOne LLC (“Target”) will enter into a Membership Interest Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company will purchase all of the outstanding membership interests of Target.

B.

 Concurrently with the execution of this Agreement, the Company, Holdings, the First Lien Lenders, the Second Lien Lenders and the Administrative Agent will enter into an Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”) pursuant to which, upon the Simultaneous Cancellation (as defined below), the Company will issue to the Second Lien Lenders the Warrants. Capitalized terms used but not defined in this Agreement have the meanings given in the Amendment and Restatement Agreement.

C.

Concurrently with the execution and delivery of the Amendment and Restatement Agreement, the Company and Target, each as co-obligors, the Second Lien Lenders, the Administrative Agent and the Guarantors, will enter into the Second Lien Credit Agreement (the “Second Lien Credit Agreement”), pursuant to which, among other things, (i)  the Second Lien Lenders will surrender and transfer to Target, in cancellation thereof (the “Simultaneous Cancellation”),  certain indebtedness of Target outstanding under the Existing Second Lien Credit Agreement  in exchange for the Warrants  and (ii) the remaining indebtedness outstanding under the Existing Second Lien Credit Agreement (x) will continue to be an obligation of Target and will also be assumed by the Company as co-obligor thereunder, (y) will be guaranteed  by each of the Guarantors, and (z) will be amended and restated to be on the terms set forth under the Second Lien Credit Agreement pursuant to the Amendment and Restatement Agreement.

D.

The exercise of the Warrants for shares of Company Common Stock is subject to the Company Shareholder Approval. The transactions described in Paragraphs A, B and C above and in this Paragraph D are referred to herein collectively as the “Transactions.”

E.

As of the date of this Agreement, each Shareholder is the record and Beneficial Owner of, and has investment authority over, (i) the number of issued and outstanding shares of Company Common Stock and (ii) the number of issued and outstanding shares of Company Class A Stock, in each case set forth opposite such Shareholder’s name on Schedule A attached hereto (such shares, together with any other shares of Company Common Stock or Company Class A Stock (collectively, “Shares”) or other voting securities of the Company of which such Shareholder acquires Beneficial Ownership on or after the date of this Agreement, the “Covered Shares”).  For purposes of this Agreement “Beneficial Owner” means, with respect to any securities, any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial owner” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

F.

As a material condition to, and inducement of, the First Lien Lenders’ and the Second Lien Lenders’ willingness to enter into the Amendment and Restatement Agreement,

such parties have required that each Shareholder agree, and each Shareholder has agreed, severally and not jointly and severally, to enter into this Agreement.

In consideration of the foregoing and the mutual representations, warranties, covenants and agreements in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

ARTICLE I

Voting

1.1

Agreement to Vote. Subject to the terms and conditions of this Agreement, each Shareholder, severally and not jointly and severally, hereby irrevocably and unconditionally agrees that, during the term of this Agreement, at any meeting of shareholders of the Company called for the purpose of obtaining the Company Shareholder Approval or with respect to any related action by written consent of the shareholders of the Company, such Shareholder shall, as applicable: (a) appear at any such meeting or otherwise cause its Covered Shares to be counted as present thereat for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) an executed written consent covering, all of its Covered Shares (i) in favor of obtaining the Company Shareholder Approval and any related proposal in furtherance thereof and any other action, agreement, proposal or transaction in furtherance of the Transactions, (ii) against any action or agreement submitted for the vote or written consent of shareholders of the Company that is otherwise in opposition to, or competitive or inconsistent with, the Transactions; (iii) against any extraordinary corporate transaction (other than the Transactions), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation, sale or transfer of all or substantially all of the assets or securities of the Company or and any of its Subsidiaries; (iv) against any extraordinary dividend or distribution by the Company or any Subsidiary of the Company; (v) against any material change in the capital structure of the Company or any Subsidiary of the Company (other than as contemplated by the Transactions); (vi) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty, any failure of any condition precedent, or any other obligation or agreement of the Company contained in the Purchase Agreement, Amendment and Restatement Agreement or the Ancillary Agreements or of such Shareholder contained in this Agreement and (vii) against any other action, agreement or transaction that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the Transactions (collectively, the “Covered Matters”).  Any such vote shall be cast or any consent shall be executed by such Shareholder in accordance with such procedures relating thereto as will ensure that such Shareholder is duly counted, including for purposes of determining whether a quorum is present (if applicable) and for purposes of recording the results of such vote or consent. This Section shall not require any Shareholder to exercise any warrants or options (if any) to acquire capital stock of the Company.  No Shareholder shall be liable for any breach of this Agreement by any other Shareholder.

1.2

No Inconsistent Agreements.  Each Shareholder, severally and not jointly and severally, hereby covenants and agrees that, other than this Agreement, such Shareholder has not, directly or indirectly, (a) entered into, and shall not enter into at any time while this Agreement is in effect, any voting arrangement, whether by proxy, consent, power of attorney, voting agreement, voting trust or otherwise, with respect to its Covered Shares with respect to any Covered Matters, (b) except pursuant to this Agreement, granted, and shall not grant at any time while this Agreement is in effect, a proxy, consent or power of attorney with respect to its

Covered Shares with respect to any of the Covered Matters or (c) taken and shall not take any action that would reasonably be expected to have the effect of preventing or disabling such Shareholder from performing any of his, her or its obligations under this Agreement. The obligations of each Shareholder under this Agreement shall not be affected by any breach by the Company of any of its representations, warranties, agreements or covenants set forth in the Purchase Agreement, Amendment and Restatement Agreement or the Ancillary Agreements.

1.3

Other Matters.  No Shareholder shall be restricted in any way from voting in favor of, voting against or abstaining from voting with respect to any matter presented to the Shareholders, in each case except with respect to Covered Matters.  Without limiting the foregoing, the Covered Matters do not include, and nothing herein grants to the Lenders, the Lenders’ Representative or any other Person, the right, directly or indirectly, alone or with others, to exercise or direct the exercise of any voting power of the Company in the election of directors.

1.4

Grant of Proxy.  Each Shareholder hereby appoints the Company and as such Shareholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or execute consents during the term of this Agreement, with respect to its Covered Shares as of the applicable record date, in each case with respect to the Covered Matters.  This proxy is given to secure the performance of the duties of such Shareholder under this Agreement, and its existence will not be deemed to relieve such Shareholder of its obligations with respect to the Covered Matters.  With respect to shares of Company Common Stock included in the Covered Shares, this proxy shall be irrevocable, and with respect to shares of Company Class A Stock included in the Covered Shares, this proxy shall be revocable.  Other than as described in this Section, during the term of this Agreement, such Shareholder shall not directly or indirectly grant any Person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to any of such Shareholder’s Covered Shares with respect to any of the Covered Matters (including, for the avoidance of doubt, any such authorization that is in opposition to, or competitive or inconsistent with any of the Covered Matters).  For Covered Shares as to which such Shareholder is the Beneficial Owner but not the record owner, such Shareholder will cause any record owner of such Covered Shares to grant to the Company a proxy to the same effect as that contained in this Section.

1.5

Nature of Proxy.  The proxy and power of attorney granted pursuant to Section 1.4 by each Shareholder shall be deemed to be coupled with an interest sufficient in law to support a proxy (including an irrevocable proxy) and shall revoke any and all prior proxies granted by such Shareholder with regard to such Shareholder’s Covered Shares with respect to the Covered Matters.  The power of attorney granted by such Shareholder is a durable power of attorney and shall survive bankruptcy, dissolution, death or incapacity of such Shareholder. The power of attorney granted hereunder, as well as the irrevocable proxy granted hereunder with respect to the Company Common Stock included in the Covered Shares, shall terminate only upon the expiration of the term of this Agreement.  The proxy and power of attorney granted pursuant to Section 1.4 shall terminate upon the termination of this Agreement, provided that the proxy granted hereunder with respect to the Company Class A Stock included in the Covered Shares shall terminate upon (a) its proper revocation, or (b) the termination of this Agreement.

ARTICLE II

Representations and Warranties

2.1

Representations and Warranties of each Shareholder.  Each Shareholder, severally and not jointly and severally, hereby represents and warrants to the Company and the Lenders’ Representative and, solely with respect to Section 2.1(b), the Company hereby represents and warrants to the Lenders’ Representative as follows:

(a)

Organization; Authorization; Validity of Agreement; Necessary Action. Each Shareholder that is not an individual is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The execution and delivery by such Shareholder of this Agreement and the performance by such Shareholder of its obligations hereunder have been duly and validly authorized by such Shareholder and no other actions or proceedings on the part of such Shareholder or any beneficiary thereof are necessary to authorize the execution and delivery by it of this Agreement or the performance by such Shareholder of its obligations hereunder. Such Shareholder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by such Shareholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against him, her or it in accordance with its terms.

(b)

Ownership. Except as otherwise provided herein, such Shareholder’s Covered Shares are, and from the date of this Agreement through the term of this Agreement will be, Beneficially Owned and owned of record by such Shareholder. Any Covered Shares acquired by such Shareholder after the date of this Agreement during the term of this Agreement will be Beneficially Owned and owned of record by such Shareholder from the date of such acquisition through the term of this Agreement, except as otherwise provided herein. As of the date of this Agreement, the Shares set forth opposite such Shareholder’s name on Schedule A attached hereto constitute all of the shares of capital stock of the Company Beneficially Owned or owned of record by such Shareholder. Such Shareholder (i) has and will have at all times during the term of this Agreement the sole right and power (x) over the voting and disposition of such Shareholder’s Covered Shares and (y) to agree to all of the matters set forth in this Agreement, in each case, with respect to all of such Shareholder’s Covered Shares, with no limitations, qualifications or restrictions on such rights or powers and (ii) has good and marketable title to its Covered Shares free and clear of any Encumbrances with respect to the ownership, Transfer or voting of such Shareholder’s Covered Shares.  Notwithstanding anything to the contrary set forth in this Agreement, the Covered Shares reported to be Beneficially Owned and owned of record by Fifth Third Bank as trustee for the applicable Shareholders include only such Covered Shares as are held by Fifth Third Bank on behalf of such Shareholders.

(c)

No Violation. The execution, delivery and performance of this Agreement by such Shareholder does not and will not (whether with or without notice or lapse of time, or both) (i) violate any provision of the certificate of formation or bylaws or other organizational and governing documents, as applicable, of such Shareholder, (ii) require that such Shareholder obtain any consent or approval under any contract that is binding on such Shareholder or any of its properties or assets, (iii) result in the violation or breach by such Shareholder or constitute a change of control or default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any

Encumbrance upon any of its Covered Shares pursuant to, any such contract or (iv) result in a violation by such Shareholder of any laws applicable to such Shareholder or by which any of such Shareholder’s assets or properties is bound, except for any of the foregoing as would not, either individually or in the aggregate, reasonably be expected to impair the ability of such Shareholder to perform his, her or its obligations under this Agreement.

(d)

Consents and Approvals. Other than compliance with securities laws, the execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of its obligations under this Agreement will not, require such Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, reasonably be expected to impair the ability of such Shareholder to perform his, her or its obligations under this Agreement.

(e)

Absence of Litigation. As of the date of this Agreement, to such Shareholder’s knowledge, there is no legal proceeding or order in effect, pending or threatened against such Shareholder before or by any Governmental Authority that would, either individually or in the aggregate, reasonably be expected to impair the ability of such Shareholder to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

(f)

Reliance by Company. Such Shareholder understands and acknowledges that each of the Company and the Lenders’ Representative is entering into the Purchase Agreement, the Amendment and Restatement Agreement and this Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.

2.2

Representations and Warranties of the Company. The Company hereby represents and warrants to each Shareholder and the Lenders’ Representative as follows:

(a)

Organization; Authorization; Validity of Agreement; Necessary Action. The Company is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all requisite corporate power and authority to execute and deliver the Purchase Agreement, the Amendment and Restatement Agreement and the Ancillary Agreements and to perform its obligations thereunder and consummate the transactions contemplated thereby. The execution and delivery by the Company of this Agreement and the performance by it of its obligations hereunder have been duly and validly authorized by the Company and no other actions or proceedings on the part of the Company or any shareholder thereof are necessary to authorize the execution and delivery by it of this Agreement or the performance by it of its obligations hereunder. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of the other parties, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether considered in a proceeding in equity or in law).

(b)

No Violation. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company does not and will not (whether with or without notice or lapse of time, or both) (i) violate any provision of the certificate of incorporation or bylaws of the Company, (ii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of any contract that is binding on the Company or any of its properties or assets or (iii) violate any law applicable to the Company or by which any of the Company’s assets or properties is bound, except for any of the foregoing as would not, either individually or in the aggregate, reasonably be expected to impair the ability of the Company to consummate the transactions contemplated hereby.

(c)

Consents and Approvals. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated hereby will not, require the Company to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement.

(d)

Absence of Litigation. As of the date of this Agreement, to the Company’s knowledge, there is no legal proceeding or order in effect, pending or threatened against the Company before or by any Governmental Authority that would, either individually or in the aggregate, reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

(e)

Reliance by each Shareholder. The Company understands and acknowledges that each Shareholder is entering into this Agreement in reliance upon the Company’s execution and delivery of this Agreement, the Amendment and Restatement Agreement and the Purchase Agreement and the representations and warranties of the Company contained herein and therein.

2.3

Representations and Warranties of the Lenders’ Representative.  The Lenders’ Representative hereby represents and warrants to each Shareholder and the Company that the Lenders’ Representative is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Lenders’ Representative has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the Lenders’ Representative has all requisite power and authority to execute and deliver the Purchase Agreement, the Amendment and Restatement Agreement and the Ancillary Agreements and to perform its obligations thereunder and consummate the transactions contemplated thereby. The execution and delivery by the Lenders’ Representative of this Agreement and the performance by it of its obligations hereunder have been duly and validly authorized by the Lenders’ Representative and no other actions or proceedings on the part of the Lenders’ Representative or any beneficiary thereof are necessary to authorize the execution and delivery by it of this Agreement or the performance by it of its obligations hereunder. This Agreement has been duly executed and delivered by the Lenders’ Representative and, assuming this Agreement constitutes a valid and binding obligation of the other parties, constitutes a legal, valid and binding obligation of the Lenders’ Representative, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether considered in a proceeding in equity or in law). The execution, delivery and performance of this Agreement by the Lenders’ Representative and the consummation of the transactions contemplated hereby by it does not and will not (whether with or without notice or lapse of time, or both) (i) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of any contract that is binding on the Lenders’ Representative or (ii) violate any law applicable to the Lenders’ Representative, except for any of the foregoing as would not, either individually or in the aggregate, reasonably be expected to impair the ability of the Lenders’ Representative to consummate the transactions contemplated hereby.

ARTICLE III

Other Covenants

3.1

Prohibition on Transfers, Other Actions. Except as otherwise provided in this Section, each Shareholder, severally and not jointly and severally, hereby agrees not to, directly or indirectly, (a) Transfer (defined below) any of its Covered Shares, Beneficial Ownership thereof or any other interest specifically therein (including by tendering into any tender or exchange offer by any Person) or any voting rights with respect thereto; (b) enter into any agreement, arrangement or understanding with any Person, or take any other action that would reasonably be expected to prevent or disable such Shareholder from performing his, her or its obligations under this Agreement; (c) take any action that would reasonably be expected to result in such Shareholder not having the legal power, authority and right to comply with and perform his, her or its covenants under this Agreement; (d) make any public statements that are inconsistent with its support of the Transactions or publicly propose to do any of the foregoing or (e) commit or agree to take any of the foregoing actions during the term of this Agreement. Any purported Transfer of such Shareholder’s Covered Shares in violation of this Section shall be null and void ab initio.  No Shareholder shall take any action that would result in the conversion of any shares of Company Class A Stock into shares of Company Common Stock without the prior written consent of the Company and the Lenders’ Representative. Simultaneously with the execution and delivery of this Agreement, each Shareholder and the Company shall deliver joint written instructions to the Company’s transfer agent stating that while this Agreement is in effect, (i) such Shareholder’s Covered Shares cannot be Transferred in any manner, other than to a Person that has executed a counterpart to this Agreement in accordance with the terms and conditions of this Section and that has otherwise complied with the terms and conditions of this Section and (ii) no action can be taken that would result in such Shareholder’s Covered Shares that are shares of Company Class A Stock being converted into shares of Company Common Stock, in each case, without the prior written consent of the Company and the Lenders’ Representative. If any Covered Shares are acquired after the date of this Agreement by any Shareholder, upon acquisition of such Covered Shares notice shall be delivered to the Company with respect to such newly acquired Covered Shares and the foregoing instructions shall be delivered to the Company’s transfer agent. Notwithstanding the restrictions in this Section, each Shareholder shall be permitted to Transfer Covered Shares to any Person (x) that executes a joinder, in form and substance reasonably satisfactory to the Lenders’ Representative, agreeing to be bound by the terms and conditions hereof with respect to such Covered Shares so Transferred and (y) with respect to any Person other than a direct or indirect Beneficial Owner of such Shareholder, if it is reasonably satisfactory to the Lenders’ Representative that such Person will comply with such terms and conditions hereof; provided, that, in the case of a Transfer of shares of Company Class A Stock, such Transfer would not result in the conversion of any such shares of Company Class A Stock pursuant to the Company’s articles of incorporation, code of regulations or otherwise. If any involuntary Transfer of any Covered Shares shall occur (including a sale by any Shareholder’s trustee in any bankruptcy, or sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, to the extent permitted by applicable law, take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the expiration of the term of this Agreement.  As used herein, “Transfer” means, directly or indirectly, to sell, transfer, assign, deposit, pledge, encumber (including creating or incurring any Encumbrance upon), hypothecate or otherwise dispose of (including by gift, merger, consolidation by operation of law or otherwise (including by conversion into securities or other consideration)) or by tendering into any tender or exchange offer), or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, deposit, pledge, encumbrance (including the creation or incurrence of any Encumbrance upon), hypothecation or other disposition of (including by gift, merger, consolidation by operation of law or otherwise (including by conversion into securities or other consideration) or by tendering into any tender or exchange offer).

3.2

Additional Shares  In the event of a stock split, stock dividend or distribution, or any change in the Covered Shares by reason of any stock split, reverse stock split, recapitalization, combination, reclassification, exchange of Shares or the like, the term “Covered Shares” shall be deemed to refer to and include such Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such Shares may be changed or exchanged or which are received in such transaction.

3.3

Notice of Acquisitions. Each Shareholder agrees to notify the Company and the Lenders’ Representative in writing as promptly as reasonably practicable (and in any event within one Business Day following such acquisition by such Shareholder) of the number of any additional Shares or other securities of the Company of which such Shareholder acquires Beneficial Ownership on or after the date of this Agreement.

3.4

Waiver of Appraisal Rights. Each Shareholder unconditionally waives, and agrees not to exercise, assert or perfect, any rights of appraisal or any dissenters’ rights that such Shareholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Transactions.

3.5

Further Assurances . From time to time, at the Company’s sole cost and expense, (i) upon reasonable written request by the Company or the Lenders’ Representative, each Shareholder shall promptly execute and deliver such additional documents and take all such further reasonable action as may be necessary to effectuate the intent of this Agreement and (ii) the Company shall take all such reasonable action to ensure the enforceability of this Agreement and to cause each Shareholder to take all actions necessary or appropriate to fulfill such Shareholder’s obligations hereunder.

3.6

Company Agreement. The Company agrees (a) not to register the Transfer of any certificated or uncertificated interest representing any Covered Shares or the conversion of any shares of Company Class A Stock into shares of Company Common Stock in violation of this Agreement and (b) to take all such other actions reasonably requested in writing by a Shareholder, at the Company’s sole cost and expense, in furtherance of such Shareholder’s commitments hereunder, including (to the extent reasonably within the Company’s power) prohibiting or refusing to give effect to any action in violation hereof.

3.7

Public Announcement. Unless such disclosure is required by law, no Shareholder shall issue any press releases or otherwise make any public announcements with respect to the Purchase Agreement, the Amendment and Restatement Agreement, this Agreement, the Ancillary Agreements or the transactions contemplated by the Purchase Agreement, the Amendment and Restatement Agreement or this Agreement or the Ancillary Agreements without the prior written consent of the Company and the Lenders’ Representative.  Each Shareholder shall, to the extent reasonably practicable, consult with the Company and the Lenders’ Representative prior to making any filings with any third party and/or any Governmental Authority with respect thereto, except as may be required by law or by the request of any Governmental Authority, with respect to which each Shareholder shall provide prior written notice to the Company and the Lenders’ Representative of any such filings.  Each Shareholder hereby permits the Company and the Lenders’ Representative to publish and disclose in any press release, public announcement or filing relating to the Transactions such Shareholder’s identity and ownership of the Covered Shares, a description of such Shareholder’s commitments, arrangements and understandings pursuant to this Agreement and/or the text of this Agreement.

ARTICLE IV

Miscellaneous

4.1

Termination. This Agreement shall remain in effect until the earlier of (a) the receipt of the Company Shareholder Approval and (b) the date on which the fourth meeting of the Company’s shareholders following the date of this Agreement concludes (whether such meetings are annual or special meetings); provided, that this Article IV shall survive such termination. Nothing in this Section, and no termination of this Agreement, shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

4.2

No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company or the Lenders’ Representative any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.  All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to such Shareholder, and the Company and the Lenders’ Representative shall have no authority to direct such Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein. Without limiting the foregoing, nothing in this Agreement shall be deemed to be an “acquisition” of the Covered Shares under Section 1701.01 of the Ohio Revised Code, or a tender offer, a request or invitation for tender, or otherwise an offer to purchase the Covered Shares under Section 1707.041 of the Ohio Revised Code.

4.3

Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the applicable addresses set forth below or, with respect to the Shareholders, to the address for the applicable Shareholder as set forth on Schedule A, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Company, to:

The Standard Register Company

600 Albany Street

Dayton, OH 45417

Attention: General Counsel

Facsimile: (937) 221-3431

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

Attention: Barbara L. Becker

Facsimile: (212) 351-6202

if to the Lenders’ Representative, to:

Silver Point Capital, L.P.

Two Greenwich Plaza, 1st Floor

Greenwich, Connecticut 06830

Attention: Anthony DiNello

Facsimile: (203) 542-4312

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Christopher Ewan

                  David L. Shaw

Facsimile: (212) 859-4000

4.4

Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

4.5

Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument binding on the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart.

4.6

Entire Agreement. This Agreement and, to the extent referenced in this Agreement, the Purchase Agreement, the Amendment and Restatement Agreement and the several agreements and other documents and instruments (including any Ancillary Agreements) referred to herein or therein or annexed hereto or thereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, among the parties or any of them with respect to the subject matter hereof, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Agreement and the documents and instruments executed and delivered in connection herewith.

4.7

Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Ohio, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Ohio. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its successors, assigns or Affiliates shall be brought and determined in the courts of the State of Ohio (and if jurisdiction in the courts of the State of Ohio shall be unavailable, the Federal courts of the United States of America of the Southern District of Ohio).  Each of the parties irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts of the State of Ohio, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by a court of the State of Ohio. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts of the State of Ohio for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.8

Amendment; Waiver; Expenses. This Agreement may not be amended except by an instrument in writing signed by each of the parties. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties. The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.  Each Shareholder shall be responsible for all of his, her or its expenses in connection with this Agreement and the transactions contemplated hereby, and shall not seek reimbursement from the Company with respect thereto.

4.9

Remedies; Severability. Each of the parties acknowledges and agrees that (a) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the other parties and (b) the other parties would be irreparably damaged if any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by other parties without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof, which rights shall be cumulative and in addition to any other remedy to which the parties may be entitled hereunder or at law or equity, including monetary damages. Each Shareholder agrees that the Company’s and Lender’s Representative’s initial choice of remedy may be to enforce specifically the terms and provisions hereof. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the same objective.

4.10

Successors and Assigns; Third-Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person (other than the parties and in the case of Lenders’ Representatives, the Lenders and Holdings, their respective successors and permitted assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

4.11

Shareholder Capacity. Each Shareholder is entering into this Agreement solely in its capacity as the record and Beneficial Owner of Covered Shares, and, if applicable, not such Shareholder’s capacity as a director or officer of the Company or any of its Subsidiaries. Accordingly, notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall in any way (a) restrict or limit such Shareholder, or any designee or representative of such Shareholder, as applicable, who is a director or officer of the Company from taking (or omitting to take) any action in his or her capacity as a director or officer of the Company taken in order to fulfill his or her fiduciary obligations under applicable Law or (b) restrict or limit (or require such Shareholder to attempt to restrict or limit) such Shareholder or any designee or representative of such Shareholder who is a director or officer of the Company from acting in such capacity or voting in such capacity in the good faith exercise of his or her fiduciary duties as a director or officer of the Company under applicable Law.

SCHEDULE A

SHAREHOLDER	ADDRESS	COMPANY COMMON STOCK	COMPANY CLASS A COMMON STOCK
FIFTH THIRD BANK, AS TRUSTEE OF THE TRUST INDENTURE CREATED BY WILLIAM C. SHERMAN DATED DECEMBER 29, 1939	38 FOUNTAIN SQ. PLZ. FIFTH THIRD CENTER CINCINNATI, OH 45263	514,382	214,324
FIFTH THIRD BANK, AS TRUSTEE OF THE TESTAMENTARY TRUST CREATED UNDER ITEM III(C) OF THE LAST WILL AND TESTAMENT OF WILLIAM C. SHERMAN, DECEASED	38 FOUNTAIN SQ. PLZ. FIFTH THIRD CENTER CINCINNATI, OH 45263	519,062	216,278
WILLIAM PATRICK SHERMAN TRUST	600 ALBANY STREET DAYTON, OH 45408	193,683	83,895
MARY CATHERINE SHERMAN TRUST	600 ALBANY STREET DAYTON, OH 45408	193,683	83,895
JAMES LOUIS SHERMAN TRUST	600 ALBANY STREET DAYTON, OH 45408	193,683	83,895
HELEN LOUISE SHERMAN TRUST	600 ALBANY STREET DAYTON, OH 45408	193,683	83,895
CHARLES FRANCIS SHERMAN TRUST	600 ALBANY STREET DAYTON, OH 45408	193,683	83,895
PATRICIA LUCILLE SHERMAN BEGLEY TRUST	600 ALBANY STREET DAYTON, OH 45408	193,683	83,895
JAMES L. SHERMAN (IN HIS INDIVIDUAL CAPACITY)	600 ALBANY STREET DAYTON, OH 45408	193,683	83,895
PATRICIA L. BEGLEY (IN HER INDIVIDUAL CAPACITY)	600 ALBANY STREET DAYTON, OH 45408	193,683	83,895

EXHIBIT B

AMENDMENT TO CODE OF REGULATIONS

OF
THE STANDARD REGISTER COMPANY

The Code of Regulations (the “Code”) of The Standard Register Company, an Ohio corporation, shall be amended as follows:

1.

Section 1 of Article III of the Code shall be amended by adding the following to the present end thereof:

“In addition to the authority of the shareholders to fix and determine the number of directors as set forth above, the Board of Directors may change the number of directors by resolution of the Board of Directors to a number not greater than nine (9).  The directors who are in office may fill any director’s office that is created by an increase in the number of directors by resolution of such directors.”

2.

Article VI of the Code shall be amended by adding the following Section 4 at the present end thereof:

“Section 4.  Control Share Acquisitions.  Section 1701.831 of the Ohio Revised Code shall not apply to control share acquisitions of shares of the corporation.”

B-1

The Standard Register Company

Special Meeting of Shareholders

The Standard Register Company

600 Albany Street

Dayton, Ohio 45417

[—], 2013

11:00 a.m. Eastern Time